Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated July 30, 2009, with respect to the consolidated financial statements and schedule included in the Annual Report of Merix Corporation on Form 10-K for the year ended May 30, 2009. We hereby consent to the inclusion of said reports in this Amendment No. 3 to the Registration Statement on Form S-4, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
Portland, Oregon

December 29, 2009